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                   AMENDED AND RESTATED REVOLVING CREDIT NOTE



Up to $45,000,000                                             New York, New York
                                                                January 31, 1989


     FOR VALUE RECEIVED, REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), and REX KANSAS, INC., a Kansas corporation ('Rex Kansas' and together with Rex Radio, Kelly and Stereo Town, each a 'Borrower' and, jointly and severally, the 'Borrowers'), hereby jointly and severally promise to pay to the order of NATWEST BANKr N.A. (the 'Lender'), at the office of NATWEST BANK N.A. (the 'Agent'), at 175 Water Street, New York, New York 10038 (or such other place as the Agent may from time to time designate), in accordance with the Amended and Restated Loan Agreement dated as of July 31, 1995, among the Borrowers, the Lender and the several other banks and financial institutions from time to time party thereto (the 'Lenders'), and the Agent as agent for the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the 'Loan
Agreement') the principal sum of up to FORTY-FIVE MILLION DOLLARS ($45,000,000.00 ) or such lesser amount as may then constitute the unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrowers, in lawful money of the United States, and to pay interest in like money at such office or place from the date hereof to the date of payment in full hereof (whether by acceleration or otherwise) on the unpaid principal balance hereof at the rates and at the times specified in the Loan Agreement. The Lender's computation of amounts outstanding hereunder from time to time shall be, as between the Lender and the Borrowers, final, conclusive and binding for all purposes, absent manifest error.

     This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, the Loan Agreement and is subject to and governed by the terms and conditions thereof. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions regarding mandatory and optional payments and prepayments and acceleration of the maturity hereof by the Agent and Lenders upon the happening of certain stated events. This Revolving Credit Note is being issued on July 31, 1995 in replacement of and in substitution for those certain promissory notes dated January 31, 1989, as amended and restated as of November 23, 1994, made by each of Rex Radio, Kelly and Stereo Town to the order of NatWest USA Credit Corp. and the promissory note dated May 31, 1994 made by Rex Kansas to the order of NatWest USA Credit Corp.

     This Note is secured by the Loan Agreement, certain of the Loan Documents, the Collateral and the other agreements and instruments referred to in the Loan Agreement, all as more particularly described and provided therein, and is entitled to the benefits thereof.

     Each Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrowers jointly and severally agree to pay all amounts of principal, interest and fees under this Revolving Credit Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which, except offsets, recoupments or counterclaims which could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action, are hereby waived by the Borrowers.

     This Revolving Credit Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrowers or any successors or assigns of the Borrowers, and the Lender or any other holder hereof.

     In the event the Lender or any other holder hereof shall retain or engage an attorney to collect, enforce or protect its interests with respect to this Revolving


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Credit Note, the Borrowers  shall be jointly and severally  obligated to pay all of the costs and expenses of such collection, enforcement or protection, including attorneys' fees, whether or not suit is instituted.


     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWERS AND INURE TO THE BENEFIT OF THE LENDER AND ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

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     If any  term or  provision  of this  Revolving  Credit  Note  shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                               REX RADIO AND TELEVISION, INC.


                                               By:______________________________
                                                  Name:  Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               KELLY & COHEN APPLIANCES, INC.


                                               By:______________________________
                                                  Name:  Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               STEREO TOWN, INC.


                                               By:______________________________
                                                  Name:  Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               REX KANSAS, INC.


                                               By:______________________________
                                                  Name:  Douglas Bruggeman
                                                  Title: Vice President, Finance

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